Exhibit 3.3
BY-LAWS
OF
HEALTHCARE SERVICES, INC.
(a Delaware corporation)

ARTICLE I
CERTIFICATE OF INCORPORATION; GOVERNING LAW; STOCKHOLDERS’ AGREEMENT
1.1. Certificate of Incorporation of the Corporation; Governing Law.
     These By-Laws are subject to the Certificate of Incorporation of the Corporation and the General Corporation Law of the State of Delaware (the “General Corporation Law”). In these By-Laws, references to laws, the Certificate of Incorporation and By-Laws mean, respectively, the laws of the State of Delaware, the provisions of the Certificate of Incorporation of the Corporation and the By-Laws of the Corporation as from time to time in effect.
1.2. Stockholders’ Agreement.
     If any provision of these By-Laws shall conflict with any provision of any agreement among the stockholders of the Corporation (a “Stockholders’ Agreement”), the applicable provision of the Stockholders’ Agreement shall control, provided that such provision is not contrary to applicable law or otherwise unenforceable.
ARTICLE II
STOCKHOLDERS
2.1. Certificates Representing Stock.
     (a) Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chief Executive Officer or the President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation representing the number of shares owned by such person in the Corporation. If such certificate is countersigned by a transfer agent other than the Corporation or its employee or by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     (b) Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.
     (c) The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or such person’s legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.
2.2. Fractional Share Interests.
     The Corporation may, but shall not be required to, issue fractions of a share.
2.3. Stock Transfers.
     Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfer of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by such person’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.
2.4. Record Date for Stockholders.
     (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date has been fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
2.5. Meaning of Certain Terms.
     As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “share of stock” or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Certificate of Incorporation, including any preferred stock which is denied voting rights under the provisions of the resolution or resolutions adopted by the Board of Directors with respect to the issuance thereof.
2.6. Stockholder Meetings.
     (a) Time. The annual meeting shall be held on the date and at the time fixed, from time to time, by the Board of Directors; provided that the first annual meeting shall be held on a date within 13 months after the formation of the Corporation, and each successive annual meeting shall be held on a date within 13 months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the Board of Directors, except when the General Corporation Law or any Stockholders’ Agreement confers upon the stockholders the right to fix the date.
     (b) Place. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the Board of Directors may, from time to time, fix. Whenever the Board of Directors shall fail to fix such place, the meeting shall be held at the registered office of the Corporation in the State of Delaware.
     (c) Call. Annual meetings may be called by the Board of Directors or by any officer instructed by the Board of Directors to call the meeting. Special meetings may be called in a similar manner, except when the Board of Directors is required by the General Corporation Law to call a meeting, or except when the stockholders are entitled to demand the call of a meeting.
     (d) Notice or Waiver of Notice. Written notice of all meetings shall be given, stating the place, date and hour of the meeting. The notice of an annual meeting shall state that the meeting is called for the election of Directors and for the transaction of other business which may properly come before the meeting, and, if any other action which could be taken at a special meeting is to be taken at such annual meeting, shall state such other action or actions as are known at the time of such notice. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. If any action is proposed to be taken which would, if taken, entitle stockholders to receive payment for their shares of stock, the notice shall include a statement of that purpose and to that effect. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at such person’s address as it appears on the records of the Corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. If a meeting is adjourned to another time, not more than thirty (30) days hence, and/or to another place, and if an announcement of the adjourned time and place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice before or after the time stated therein. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.
     (e) Stockholder List. There shall be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of stockholders.
     (f) Conduct of Meeting. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the Chief Executive Officer, the President, a Vice President, a chairman for the meeting chosen by the Board of Directors or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the Corporation or, in such person’s absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman for the meeting shall appoint a secretary of the meeting.
     (g) Proxy Representation. Every stockholder may authorize another person or persons to act for such stockholder by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by such person’s attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.
     (h) Inspectors and Judges. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If an inspector or inspectors or judge or judges are not appointed by the Board of Directors, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the person presiding thereat. Each inspector or judge, if any, before entering upon the discharge of such person’s duties, shall take and sign an oath faithfully to execute the duties of inspector or judge at such meeting with strict impartiality and according to the best of his ability. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such other acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by such person or persons and execute a certificate of any fact so found.
     (i) Quorum. Except as the General Corporation Law or these By-Laws may otherwise provide, the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.
     (j) Voting. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder. In the election of Directors, a plurality of the votes present at the meeting shall elect. Any other action shall be authorized by a majority of the votes cast except where the Certificate of Incorporation or the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power.
          Voting by ballot shall not be required for corporate action except as otherwise provided by the General Corporation Law.

2.7. Stockholder Action without Meetings.
     Any action required to be taken, or any action which may be taken, at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.
ARTICLE III
DIRECTORS
3.1. Functions and Definition.
     The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The use of the phrase “whole Board” herein refers to the total number of Directors which the Corporation would have if there were no vacancies.
3.2. Qualifications and Number.
     A Director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The initial Board of Directors shall consist of five (5) persons. Thereafter the number of Directors constituting the whole board shall be at least five (5). Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the stockholders or of the Board of Directors, or, if the number is not fixed, the number shall be five (5). The number of Directors may be increased or decreased by action of the stockholders or of the Board of Directors.
3.3. Election and Term.
     The first Board of Directors, unless the members thereof shall have been named in the Certificate of Incorporation or a Stockholders’ Agreement, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of stockholders and until their successors have been elected and qualified or until their earlier resignation or removal. Any Director may resign at any time upon written notice to the Corporation. Thereafter, Directors who are elected at an annual meeting of stockholders, and Directors who are elected in the interim to fill vacancies and newly created Directorships, shall hold office until the next annual meeting of stockholders and until their successors have been elected and qualified or until their earlier resignation or removal. In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of Directors and/or for the removal of one or more Directors and for the filling of any vacancies in the Board of Directors, including vacancies resulting from the removal of Directors for cause or without cause, any vacancy in the Board of Directors may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum, or by the sole remaining Director.
3.4. Meetings.
     (a) Time. Regular meetings shall be held at such time as the Board shall fix, but not less frequently than quarterly. Special meetings may be called upon notice.
     (b) First Meeting. The first meeting of each newly elected Board may be held immediately after each annual meeting of the stockholders at the same place at which the meeting is held, and no notice of such meeting shall be necessary to call the meeting, provided a quorum shall be present. In the event such first meeting is not so held immediately after the annual meeting of the stockholders, it may be held at such time and place as shall be specified in the notice given as provided for special meetings of the Board of Directors, or at such time and place as shall be fixed by the consent in writing of all of the Directors.
     (c) Place. Meetings, both regular and special, shall be held at such place within or without the State of Delaware as shall be fixed by the Board.
     (d) Call. No call shall be required for regular meetings of the Board of Directors or any committee thereof for which the time and place have been fixed. Special meetings of the Board of Directors or any committee thereof may be called by or at the direction of any two or more Directors.
     (e) Notice or Actual or Constructive Waiver. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral or any other mode of notice of the time and place shall be given for special meetings at least twenty-four (24) hours prior to the meeting; notice may be given by telephone or telefax (in which case it is effective when given) or by mail (in which case it is effective seventy-two (72) hours after mailing by prepaid first class mail). The notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any Director who signs a written waiver of such notice before or after the time stated therein. Attendance of a Director at a meeting of the Board shall constitute a waiver of notice of such meeting, except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
     (f) Quorum and Action. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the Directors in office shall constitute a quorum, provided that such majority shall constitute at least one-third (1/3) of the whole Board. Any Director may participate in a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other, and such participation in a meeting of the Board shall constitute presence in person at such meeting. A majority of the Directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the act of the Board shall be the act by vote of a majority of the Directors present at a meeting, a quorum being present. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these By-Laws which govern a meeting of Directors held to fill vacancies and newly created Directorships in the Board.
     (g) Chairman of the Meeting. The Chief Executive Officer, if present and acting, shall preside at all meetings. Otherwise, the President, if present and acting, or any other Director chosen by the Board, shall preside.
3.5. Removal of Directors.
     Any or all of the Directors may be removed for cause or without cause by the stockholders.
3.6. Committees.
     The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. In the absence or disqualification of any member of any such committee or committees, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
3.7. Action in Writing.
     Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.
ARTICLE IV
OFFICERS
4.1. Executive Officers.
     The Board of Directors may elect or appoint a Chief Executive Officer, a President, one or more Vice Presidents (which may be denominated with additional descriptive titles), a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers and such other officers as it may determine. Any number of offices may be held by the same person.

4.2. Term of Office; Removal.
     Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of stockholders and until such officer’s successor has been elected and qualified or until the earlier resignation or removal of such officer. The Board of Directors may, at any time, or from time to time, remove any officer for cause or without cause.
4.3. Authority and Duties.
     All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as provided below, as may be changed or supplemented by the Board of Directors in the resolutions appointing such officers or in any other resolution of the Board of Directors.
     (a) Chief Executive Officer. The Chief Executive Officer of the Corporation shall have such duties as customarily pertain to that office. Subject to the direction of the Board of Directors, the Chief Executive Officer will exercise general direction and supervision of the business and affairs of the Corporation and will perform such other duties as from time to time may be assigned to him by the Board of Directors. The Chief Executive Officer will have general authority to execute bonds, deeds, mortgages and contracts in the name and on behalf of the Corporation; to cause the employment or appointment of such employees and agents of the Corporation (other than officers of the Corporation) as the conduct of the business of the Corporation may require, and to fix their compensation; to remove or suspend any employee or agent who will not have been appointed by the Board of Directors; and, in general, to exercise all the powers generally appertaining to the chief executive officer of a corporation.
     (b) President. The President will perform such duties relating to the general direction and supervision of the Corporation as are from time to time assigned to him by the Board of Directors or the Chief Executive Officer. The President will have general authority to execute bonds, deeds, mortgages and contracts in the name and on behalf of the Corporation; to cause the employment or appointment of such employees and agents of the Corporation (other than officers of the Corporation) as the conduct of the business of the Corporation may require, and to fix their compensation, except that any payment required to be made in excess of $50,000 per annum shall require the approval of the Board of Directors; to remove or suspend any employee or agent who will not have been appointed by the Board of Directors; and, in general, to exercise all the powers generally appertaining to the president of a corporation.
     (c) Vice President. The several Vice Presidents will perform such duties and have such powers as may from time to time be assigned to them by the President. In the absence or disability of the President, the President’s duties will be performed and powers may be exercised by such Vice President as will be designated by the President or, failing such designation, by the Vice Presidents in the order of their last election to that office; subject in any case to review and superseding action by the Board of Directors.
     (d) Secretary. The Secretary will attend all meetings of the Board of Directors and will record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary will attend to the giving of notice of all meetings of the Board of Directors; the

Secretary will have custody of the company seal and, when authorized by the Board of Directors, will have authority to affix the same to any instrument and, when so affixed, it will be attested by the Secretary’s signature or by the signature of the Treasurer. The Secretary will keep an account for all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable. The Secretary will generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence of the Secretary, such person as will be designated by the President will perform the duties of Secretary.
     (e) Treasurer. The Treasurer will have the care and custody of all funds of the Corporation and will deposit the same in such banks or other depositories as the Board of Directors will from time to time direct or approve. The Treasurer will keep a full and accurate account of all funds received and paid on account of the Corporation, and will render a statement of these accounts whenever the Board of Directors or the President will require. The Treasurer will perform, all other necessary acts and duties in connection with the administration of the financial affairs of the Corporation, and will generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board of Directors, the Treasurer will give bonds for the faithful discharge of the Treasurer’s duties in such sums and with such sureties as the Board of Directors will approve. In the absence of the Treasurer, such person as will be designated by the President will perform the duties of Treasurer.
ARTICLE V
CORPORATE SEAL
AND
CORPORATE BOOKS
     The corporate seal, if any, shall be in such form as the Board of Directors shall prescribe. The books of the Corporation may be kept within or without the State of Delaware, at such place or places as the Board of Directors may, from time to time, determine.
ARTICLE VI
FISCAL YEAR
     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.
ARTICLE VII
INDEMNITY
7.1. Any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) (hereinafter an “indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification than permitted prior thereto), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnitee in connection with such action, suit or proceeding, if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of the proceeding, whether by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe such conduct was unlawful.
7.2. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification than permitted prior thereto), against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court in which such suit or action was brought, shall determine, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
7.3. All reasonable expenses incurred by or on behalf of the indemnitee in connection with any suit, action or proceeding, may be advanced to the indemnitee by the Corporation.
7.4. The rights to indemnification and to advancement of expenses conferred in this article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, a By-Law of the Corporation, agreement, vote of stockholders or disinterested Directors or otherwise.
7.5. The indemnification and advancement of expenses provided by this article shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.